UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

STEEL VAULT CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	000-22693	11-2889809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2009, Steel Vault Corporation (the “Company”) closed a debt financing transaction with VeriChip Corporation, a Delaware corporation (“VeriChip”), for $500,000 pursuant to a secured convertible promissory note (the “Note”). The Note accrues interest at twelve percent per year payable on the first anniversary of the Note and quarterly thereafter, can be prepaid in full at any time without penalty, and matures on June 4, 2011. The Note is payable on demand on or after June 4, 2010 after which the Company will have ninety days to pay the principal and accrued and unpaid interest thereon. The unpaid principal and accrued and unpaid interest under the Note can be converted at any time into common stock of the Company at a price of $0.30 per share. The Note is secured by substantially all of the Company’s assets pursuant to a Security Agreement between the Company and VeriChip and the security interest held by VeriChip on the assets is senior to any other security interest on the assets.

The financing transaction also includes a common stock purchase warrant given to VeriChip to purchase 333,334 common shares of the Company at a price of $0.30 per share (the “VeriChip Warrant”). The VeriChip Warrant is currently exercisable and is void after June 4, 2014. The Note and VeriChip Warrant were issued pursuant to a Subscription Agreement, between the Company and VeriChip, which provides that the Company will file a registration statement for the public resale of the shares underlying the Note and VeriChip Warrant upon notice that VeriChip elects to convert all or part of the Note into common stock of the Company.

The financing transaction also includes a guaranty of collection given by William J. Caragol for the benefit of VeriChip, for which Mr. Caragol received a common stock purchase warrant from the Company to purchase 500,000 common shares of the Company at a price of $0.30 per share, which warrant is currently exercisable and is void after June 4, 2014. The shares of common stock issuable pursuant to the exercise of the warrant carry piggy-back registration rights.

Scott R. Silverman, the Company’s chairman of the board, is the executive chairman of VeriChip and controls VeriChip, Mr. Caragol, the Company’s chief executive officer, president and acting chief financial officer, is the acting chief financial officer of VeriChip, and Michael E. Krawitz, a director of the Company is also a director of VeriChip.

A copy of the press release announcing the financing transaction is included as Exhibit 99.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure set forth in Item 1.01 above, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure set forth in Item 1.01 above, which is incorporated herein by reference. The securities were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Steel Vault Corporation, dated June 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steel Vault Corporation

Date: June 5, 2009

/s/ William J. Caragol
William J. Caragol
Chief Executive Officer, President and
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Steel Vault Corporation, dated June 5, 2009

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